Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS SECOND QUARTER 2019 RESULTS
Company reports second quarter cash flow from operating activities of $32 million;
free cash flow of $30 million

THE WOODLANDS, TX – July 30, 2019 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its second quarter ended June 30, 2019. Total revenues for the second quarter of 2019 were $216.4 million compared to $211.5 million for the first quarter of 2019 and $236.3 million for the second quarter of 2018. Net income for the second quarter of 2019 was $4.3 million, or $0.05 per diluted share, compared to $1.3 million, or $0.01 per diluted share, for the first quarter of 2019, and $10.8 million, or $0.12 per diluted share, for the second quarter of 2018.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Despite continued softness in the U.S. oil and gas market and the impact of Spring break-up in Canada, we are pleased to report that our global Fluids Systems revenues increased by 7% sequentially, to $173 million. U.S. Fluids revenues improved 14% sequentially, to $117 million, primarily driven by a $9 million revenue increase from the deepwater Gulf of Mexico, as our offshore market penetration efforts gain traction. Outside of North America, international Fluids revenues also rebounded nicely, increasing 14% sequentially to $50 million, driven by improvements across several key markets,” added Howes. “Benefiting from the stronger revenues, operating cost efficiencies following our recent international contract transitions, as well as our continuing margin improvement initiatives in our U.S. business, Fluids Systems segment operating income improved sequentially to a 7% segment operating margin in the second quarter.
“In our Mats and Integrated Services segment, the continued slowdown in the U.S. E&P market is serving to further validate our strategic focus on penetrating key non-E&P markets. We are encouraged by the progress we are making in diversifying our business, as we re-allocate assets to support our energy infrastructure market penetration efforts, including the electrical transmission and distribution, and pipeline construction and maintenance sectors. Second quarter segment revenues declined 14% sequentially to $44 million, primarily reflecting the impact of weakness in E&P customer activity. Meanwhile, heavy rainfalls and flooding in certain areas resulted in delays of scheduled energy infrastructure projects. Segment revenues were further impacted by delays in anticipated international direct mat sales, as deliveries shifted into the third quarter,” added Howes. “In the face of the current market challenges, our mats business continues to exhibit operating discipline, delivering a 21% operating margin in the second quarter. Further, our expanding schedule of rental projects in the electrical transmission and distribution market is expected to provide a benefit to the mats business as we progress through the second half of the year and into 2020.
“Meanwhile, our consistent cash flow generation and strong balance sheet continues to differentiate Newpark from many oilfield service companies,” added Howes. “During the second quarter, we continued to return excess capital through our share repurchase program, using $10 million to purchase outstanding shares and increasing our total first half 2019 purchases to two million shares.”

Segment Results
The Fluids Systems segment generated revenues of $172.5 million for the second quarter of 2019 compared to $160.7 million for the first quarter of 2019 and $179.7 million for the second quarter of 2018. Segment operating income was $12.2 million for the second quarter of 2019 compared to $3.9 million for the first quarter of 2019 and $13.3 million for the second quarter of 2018.
The Mats and Integrated Services segment generated revenues of $43.9 million for the second quarter of 2019 compared to $50.8 million for the first quarter of 2019 and $56.5 million for the second quarter of 2018. Segment operating income was $9.3 million for the second quarter of 2019 compared to $13.5 million for the first quarter of 2019 and $14.9 million for the second quarter of 2018.
Conference Call
Newpark has scheduled a conference call to discuss second quarter 2019 results and its near-term operational outlook, which will be broadcast live over the Internet, on Wednesday, July 31, 2019 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through August 14, 2019 and may be accessed by dialing 201-612-7415 and using pass code 13692003#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2018, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with legal and regulatory matters, including environmental regulations; our legal compliance; material weaknesses in our internal control over financial reporting; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments in our industry; severe weather and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues	$216,412	$211,473	$236,262	$427,885	$463,555
Cost of revenues	177,933	174,976	188,480	352,909	374,935
Selling, general and administrative expenses	28,037	30,742	28,708	58,779	55,662
Other operating (income) loss, net	(472)	76	(69)	(396)	(23)
Operating income	10,914	5,679	19,143	16,593	32,981

Foreign currency exchange (gain) loss	990	(1,062)	458	(72)	683
Interest expense, net	3,523	3,656	3,691	7,179	6,991
Income before income taxes	6,401	3,085	14,994	9,486	25,307

Provision for income taxes	2,095	1,803	4,148	3,898	7,239
Net income	$4,306	$1,282	$10,846	$5,588	$18,068

Calculation of EPS:
Net income - basic and diluted	$4,306	$1,282	$10,846	$5,588	$18,068

Weighted average common shares outstanding - basic	89,806	90,111	89,703	89,958	89,400
Dilutive effect of stock options and restricted stock awards	1,900	2,267	2,823	2,082	2,730
Dilutive effect of 2021 Convertible Notes	—	—	1,265	—	636
Weighted average common shares outstanding - diluted	91,706	92,378	93,791	92,040	92,766

Net income per common share - basic:	$0.05	$0.01	$0.12	$0.06	$0.20
Net income per common share - diluted:	$0.05	$0.01	$0.12	$0.06	$0.19

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues
Fluids systems	$172,544	$160,653	$179,738	$333,197	$357,117
Mats and integrated services	43,868	50,820	56,524	94,688	106,438
Total revenues	$216,412	$211,473	$236,262	$427,885	$463,555

Operating income (loss) (1)
Fluids systems	$12,184	$3,874	$13,327	$16,058	$23,804
Mats and integrated services	9,276	13,538	14,853	22,814	26,939
Corporate office	(10,546)	(11,733)	(9,037)	(22,279)	(17,762)
Total operating income	$10,914	$5,679	$19,143	$16,593	$32,981

Segment operating margin
Fluids systems	7.1%	2.4%	7.4%	4.8%	6.7%
Mats and integrated services	21.1%	26.6%	26.3%	24.1%	25.3%

(1)
Corporate office and Fluids Systems operating income (loss) for the three months ended March 31, 2019 includes charges of $3.4 million and $1.1 million, respectively, related to the modification of the Company's retirement policy and severance costs.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$49,035	$56,118
Receivables, net	249,197	254,394
Inventories	193,464	196,896
Prepaid expenses and other current assets	23,671	15,904
Total current assets	515,367	523,312

Property, plant and equipment, net	316,597	316,293
Operating lease assets	27,365	—
Goodwill	43,889	43,832
Other intangible assets, net	23,285	25,160
Deferred tax assets	4,632	4,516
Other assets	3,363	2,741
Total assets	$934,498	$915,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$5,657	$2,522
Accounts payable	96,359	90,607
Accrued liabilities	42,205	48,797
Total current liabilities	144,221	141,926

Long-term debt, less current portion	156,655	159,225
Noncurrent operating lease liabilities	21,850	—
Deferred tax liabilities	36,936	37,486
Other noncurrent liabilities	8,707	7,536
Total liabilities	368,369	346,173

Common stock, $0.01 par value (200,000,000 shares authorized and 106,696,719 and 106,362,991 shares issued, respectively)	1,067	1,064
Paid-in capital	618,626	617,276
Accumulated other comprehensive loss	(67,873)	(67,673)
Retained earnings	153,395	148,802
Treasury stock, at cost (16,858,005 and 15,530,952 shares, respectively)	(139,086)	(129,788)
Total stockholders’ equity	566,129	569,681
Total liabilities and stockholders' equity	$934,498	$915,854

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$5,588	$18,068
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	23,070	22,755
Stock-based compensation expense	6,874	4,848
Provision for deferred income taxes	(1,514)	243
Net provision for doubtful accounts	789	1,229
Gain on sale of assets	(5,128)	(371)
Amortization of original issue discount and debt issuance costs	2,973	2,643
Change in assets and liabilities:
(Increase) decrease in receivables	6,583	(1,185)
(Increase) decrease in inventories	3,868	(21,459)
Increase in other assets	(5,058)	(3,417)
Increase in accounts payable	6,207	6,659
Decrease in accrued liabilities and other	(10,012)	(9,326)
Net cash provided by operating activities	34,240	20,687

Cash flows from investing activities:
Capital expenditures	(23,866)	(24,458)
Proceeds from sale of property, plant and equipment	5,708	920
Refund of proceeds from sale of a business	—	(13,974)
Business acquisitions, net of cash acquired	—	(249)
Net cash used in investing activities	(18,158)	(37,761)

Cash flows from financing activities:
Borrowings on lines of credit	135,952	203,716
Payments on lines of credit	(141,317)	(171,796)
Debt issuance costs	(917)	(11)
Proceeds from employee stock plans	1,090	3,700
Purchases of treasury stock	(17,365)	(3,074)
Other financing activities	2,758	2,515
Net cash provided by (used in) financing activities	(19,799)	35,050

Effect of exchange rate changes on cash	(125)	(2,926)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(3,842)	15,050
Cash, cash equivalents, and restricted cash at beginning of period	64,266	65,460
Cash, cash equivalents, and restricted cash at end of period	$60,424	$80,510

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Free Cash Flow, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
EBITDA and EBITDA Margin
The following tables reconcile the Company’s net income calculated in accordance with GAAP to the non-GAAP financial measure of the Company's EBITDA:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income (GAAP) (1)	$4,306	$1,282	$10,846	$5,588	$18,068
Interest expense, net	3,523	3,656	3,691	7,179	6,991
Provision for income taxes	2,095	1,803	4,148	3,898	7,239
Depreciation and amortization	11,632	11,438	11,484	23,070	22,755
EBITDA (non-GAAP) (1)	$21,556	$18,179	$30,169	$39,735	$55,053

(1)
Net income and EBITDA for the three months ended March 31, 2019 include $4.0 million of pre-tax charges associated with the modification of the Company's retirement policy and $0.5 million related to severance costs.

Fluids Systems	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Operating income (GAAP) (1)	$12,184	$3,874	$13,327	$16,058	$23,804
Depreciation and amortization	5,201	5,076	5,317	10,277	10,607
EBITDA (non-GAAP) (1)	17,385	8,950	18,644	26,335	34,411
Revenues	172,544	160,653	179,738	333,197	357,117
Operating Margin (GAAP)	7.1%	2.4%	7.4%	4.8%	6.7%
EBITDA Margin (non-GAAP)	10.1%	5.6%	10.4%	7.9%	9.6%

(1)	Operating income and EBITDA for the three months ended March 31, 2019 include $1.1 million of pre-tax charges associated with the modification of the Company's retirement policy and severance costs.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Mats and Integrated Services	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Operating income (GAAP)	$9,276	$13,538	$14,853	$22,814	$26,939
Depreciation and amortization	5,409	5,365	5,248	10,774	10,361
EBITDA (non-GAAP)	14,685	18,903	20,101	33,588	37,300
Revenues	43,868	50,820	56,524	94,688	106,438
Operating Margin (GAAP)	21.1%	26.6%	26.3%	24.1%	25.3%
EBITDA Margin (non-GAAP)	33.5%	37.2%	35.6%	35.5%	35.0%
Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of the Company's free cash flow:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net cash provided by operating activities (GAAP)	$31,971	$2,269	$20,554	$34,240	$20,687
Capital expenditures	(6,399)	(17,467)	(13,762)	(23,866)	(24,458)
Proceeds from sale of property, plant and equipment	3,937	1,771	345	5,708	920
Free Cash Flow (non-GAAP)	$29,509	$(13,427)	$7,137	$16,082	$(2,851)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	June 30, 2019	December 31, 2018
Current debt	$5,657	$2,522
Long-term debt, less current portion	156,655	159,225
Total Debt	162,312	161,747
Total stockholders' equity	566,129	569,681
Total Capital	$728,441	$731,428

Ratio of Total Debt to Capital	22.3%	22.1%

Total Debt	$162,312	$161,747
Less: cash and cash equivalents	(49,035)	(56,118)
Net Debt	113,277	105,629
Total stockholders' equity	566,129	569,681
Total Capital, Net of Cash	$679,406	$675,310

Ratio of Net Debt to Capital	16.7%	15.6%

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